CONSENT OF EXPERT
Reference is made to my report, NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico dated effective December 14, 2012 (the “Report”).
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc. dated May 20, 2014 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Kelly G. Boychuk, consent to the use of my name and references to the Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Registration Statement.
I have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the preparation of the Report.
Dated this 20th day of May, 2014.
Yours truly,

   /s/ Kelly G. Boychuk
Kelly G. Boychuk, MBA, P.Eng.

CONSENT OF EXPERT
Reference is made to my report, NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico dated effective December 14, 2012 (the “Report”).
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc. dated May 20, 2014 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Dawn H. Garcia, consent to the use of my name and references to the Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Registration Statement.
I have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the preparation of the Report.
Dated this 20th day of May, 2014.
Yours truly,

   /s/ Dawn H. Garcia
Dawn H. Garcia, P.G., C.P.G.

CONSENT OF EXPERT
Reference is made to my report, NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico dated effective December 14, 2012 (the “Report”).
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc. dated May 20, 2014 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Jeremy D. Vincent, consent to the use of my name and references to the Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Registration Statement.
I have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the preparation of the Report.
Dated this 20th day of May, 2014.
Yours truly,

   /s/ Jeremy D. Vincent
Jeremy D. Vincent, B.Sc. (Hons), P.Geo.